UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen NASDAQ 100 Dynamic Overwrite Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	47-1402770
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
Common shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196253, 333-200979

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Nuveen NASDAQ 100 Dynamic Overwrite Fund (the “Registrant”). The description of the Common Shares is contained in the joint proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, pre-effective amendment no. 1, filed by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), on July 24, 2014 (File No. 333-196253) and declared effective on July 29, 2014, and such description as included in the joint proxy statement/prospectus filed pursuant to Rule 497 under the Securities Act on July 30, 2014.

The description of the Common Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1	Declaration of Trust of the Registrant, dated May 20, 2014, is incorporated herein by reference to the Registrant’s registration statement on Form N-14 (File No. 333-196253) filed on May 23, 2014.

2	By-Laws of the Registrant are incorporated herein by reference to the Registrant’s registration statement on Form N-14 (File No. 333-196253) filed on May 23, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      December 17, 2014

NUVEEN NASDAQ 100 DYNAMIC OVERWRITE FUND

By: /s/ Kevin J. McCarthy
Name:	Kevin J. McCarthy
Title:	Vice President and Secretary